SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              ---------------------


                                   FORM 8-K/A

                             AMENDED CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934


          Date of Report (Date of earliest event reported): May 8, 2001
                                   -----------


                            WINSLOEW FURNITURE, INC.
             (Exact name of registrant as specified in its charter)

                           Florida 0-25246 63-1127982
                           ------- ------- ----------
        (State or other (Commission (I.R.S. Employer Identification No.)
                          jurisdiction of File Number)
                                 incorporation)



                  160 Village Street, Birmingham, Alabama 35242
                  --------------------------------------- -----
               (Address of principal executive offices) (Zip Code)

        Registrant's telephone number, including area code (205) 408-7600
                                 --------------


                                (Not Applicable)
          (Former name or former address, if changed since last report)

WINSLOEW FURNITURE, INC. AND SUBSIDIARIES

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

On May 22, 2001, WinsLoew Furniture, Inc. (the "Company" or "WinsLoew") filed a Current Report on Form 8-K to report the completion of its acquisition of Brown Jordan International ("BJI").

Pursuant to Item 7 of Form 8-K, WinsLoew indicated that it would file certain financial information under Item 7 of Form 8-K no later than July 22, 2001. This Amendment is filed to provide the required financial information and to amend the language of section (a) of Item 7.

(a) Financial statements of business acquired

The required financial information for Brown Jordan International has been included hereto in exhibits 99.1, 99.2 and 99.3.

(b) Pro forma financial information

The required pro forma financial information included in this Amended Current Report, Form 8-K/A which gives effect to the acquisition of Brown Jordan International is as follows:

Financial Statement Description                                    Page

Unaudited Pro Forma Combined Condensed Consolidated
         Financial Information .................................    3

Unaudited Pro Forma Combined Condensed Consolidated
         Balance Sheet as of March 31, 2001 ....................    5

Notes to Unaudited Pro Forma Combined Condensed Consolidated
         Balance Sheet .........................................    6

Unaudited Pro Forma Combined Condensed Consolidated Statement
         of Operations For the Three Months Ended March 31, 2001    7

Notes to Unaudited Pro Forma Combined Condensed Consolidated
         Statement of Operations ...............................    8

Unaudited Pro Forma Combined Condensed Consolidated Statement of
         Operations For the Year Ended December 31, 2000 .......    9

Notes to Unaudited Pro Forma Combined Condensed Consolidated
         Statements of Operations ..............................   10

(c)      Exhibits

The following exhibits are filed with this Amended Current Report, Form 8-K/A:

Exhibit Number             Exhibit Description

  23.1 Independent Auditors Consent - KPMG

  99.1 Brown Jordan International 1999 and 2000 Audited Financial Statements Brown Jordan International 1999 and 2000 Financial Notes

  99.2 Brown Jordan International 1998 and 1999 Audited Financial Statements Brown Jordan International 1998 and 1999 Financial Notes

  99.3 Brown Jordan International March 2001 Unaudited Financial Statements Brown Jordan International March 2000 Unaudited Financial Statements



























                            WINSLOEW FURNITURE, INC.

                     UNAUDITED PRO FORMA COMBINED CONDENSED
                       CONSOLIDATED FINANCIAL INFORMATION

On May 8, 2001 WinsLoew Furniture, Inc. (the "Company" or "Purchaser") and its parent WLFI Holdings, Inc. ("Holdings" or "Purchaser") acquired all of the outstanding stock of Brown Jordan International, Inc. ("BJI") at a purchase price of $80.4 million. The Stock Purchase Agreement by and among Holdings, the Company, BJI and the Stockholders of BJI also called for the Purchasers to repay outstanding indebtedness at closing, which approximated $44.6 million. The amount of consideration paid by the Company for the BJI stock was determined through an arm's length negotiation between representatives of the Registrant and the Sellers.

The unaudited pro forma combined condensed consolidated balance sheet as of March 31, 2001 gives effect to the acquisition as if it had occurred on March 31, 2001, combining the historical consolidated balance sheet of WinsLoew Furniture as of March 30, 2001 and the historical consolidated balance sheet of Brown Jordan International as of March 31, 2001.

The unaudited pro forma combined condensed consolidated statements of operations for the three months ended March 31, 2001 and the twelve months ended December 31, 2000 gives effect to the Acquisition as if it had occurred on January 1, 2000 combining the historical consolidated statements of income of WinsLoew Furniture for the three months ended March 30, 2001 and the fiscal year ended December 31, 2000, respectively, with the historical consolidated statements of income of Brown Jordan International for the three months ended March 31, 2001 and the twelve months ended September 30, 2000, respectively.

This pro forma financial information should be read in conjunction with the historical consolidated financial statements of WinLoew Furniture contained in the company's annual report on form 10-K and Brown Jordan International contained in Exhibits 99.1 through 99.4 herein and the respective notes to such consolidated financial statements.

The pro forma adjustments do not reflect any operating efficiencies and cost savings that may be achieved with respect to the combined company. The pro forma adjustments do not include any adjustments to historical sales for any future price changes nor any adjustments to selling, marketing or any other expenses for any future operating changes. Upon the closing of the Acquisition, WinsLoew Furniture may incur certain integration related expenses not reflected in the pro forma financial statements as a result of the elimination of duplicate facilities, operational realignment and related workforce reductions. The assessment of integration related expenses is ongoing.

The following unaudited pro forma combined condensed consolidated financial information has been prepared to give effect to the Acquisition, to be accounted for using the purchase method of accounting. This financial information reflects certain assumptions and estimates deemed probable by management regarding the Acquisition. These estimates and assumptions are preliminary and have been made solely for the purpose of developing this pro forma information. Unaudited pro forma combined condensed consolidated financial information is present for illustrative purposes only and is not necessarily indicative of the consolidated financial position or results of operations of future periods or the results that actually would have been realized had the entities been a single entity during this period. The total estimated purchase cost of the Acquisition has been allocated, on a preliminary basis, to assets and liabilities based on an estimate of their fair value with the excess cost over the net assets acquired allocated to goodwill. The adjustments to the unaudited pro forma combined condensed consolidated financial information are subject to change pending a financial analysis of the total purchase cost and the fair value of the assets and liabilities assumed. WinsLoew Furniture does not expect the impact of changes to be material.

The total purchase price of $80,910,000 including estimated transaction costs was based on a share price of $9.89, immediately prior to the date of closing. The purchase price was allocated to the assets acquired on a preliminary basis under the fair value of the assets acquired on a preliminary basis. This preliminary allocation is still subject to review, and is subject to change. The pro forma ajdustments included herein, were based on this preliminary allocation. Pursuant to the purchase method of accounting the excess of the purchase price over the $1,102,000 fair value of net assets has been recorded as goodwill in the amount of $79,808,000. In addition to the goodwill, $5,541,000 of deferred loan costs, net of write-off of previously existing loan costs are included for a total intangible pro forma ajdustment of $85,349,000.




























                                                        WINSLOEW FURNITURE AND SUBSIDIARIES
                                                      UNAUDITED PRO FORMA COMBINED CONDENSED
                                                                CONSOLIDATED BALANCE SHEET
                                                                     (In Thousands)

                                              WinsLoew       Brown Jordan
                                          Furniture, Inc   International                         Combined
                                               As of            As of        Pro Forma            Pro Forma
                                           Mar 30, 2001     Mar 31, 2001       Adjust      Ref

                                              WinsLoew       Brown Jordan
                                          Furniture, Inc   International                          Combined
                                               As of            As of        Pro Forma             Pro Forma
                                           Mar 30, 2001     Mar 31, 2001       Adjust      Ref
                 Assets
Current Assets:
Cash                                             328            1,832             -                2,160

Trade Accounts Receivables, net               42,020           34,866         (369)     (1)       76,517

Inventories                                   22,853           13,539             -               36,392

Prepaid   expenses  and  other   current       5,713            2,550             -                8,263
assets
Deferred tax assets                                                               -                    -

Other current assets                                            4,938             -                4,938

Refundable income taxes                            -                              -                    -
                                         ----------------------------------------------------------------

Total current assets                          70,914           57,725         (369)              128,270


Note receivable
Property, plant and equipment, net            27,402            8,273             -               35,675

Investments, at cost                                            1,061             -                1,061

Intangible assets, net                       272,203            3,898        85,349     (2)      361,450

Other assets                                   5,662              139             -                5,801
                                         ----------------------------------------------------------------

                                             376,181           71,096        84,980              532,257
                                         ================================================================

  Liabilites and Stockholders' Equity
Current liabilities:
Short-term debt                                                17,582      (17,582)     (3)            -

                                               4,775            7,230               (4)(11)        5,325
Current maturities of long-term debt                                        (6,680)

Trade accounts payable                         6,652           13,352             -               20,004

Accrued   expenses  and  other   current      19,743           13,446         (266)     (5)       32,923
liabilities
Income taxes payable                                                                                   -
                                         ----------------------------------------------------------------


Total current liabilities                     31,170           51,610      (24,528)               58,252


Long-term debt, less current maturities      245,840            3,395        46,882 (6)(11)      296,117

Deferred tax liabilities                       1,849                -             -                1,849

Other liabilities                                               2,358             -                2,358

Deferred rent                                                                     -                    -
                                         ----------------------------------------------------------------

Total liabilities                            278,859           57,363        22,354              358,576
                                         ----------------------------------------------------------------

Series A preferred stock                           -            8,618       (8,618)    (12)               -
                                         ----------------------------------------------------------------

Common stock                                       9               53          (62)     (7)            -

Additional paid-in capital                    88,839            4,001        69,956     (8)      162,796

Retained earnings (accumulated deficit)        8,474            1,935           476     (9)       10,885
                                                                                       (10)
Accumulated other income                           -             (24)            24                    -
                                                                                       (10)
Treasury stock                                     -            (850)           850                    -
                                         ----------------------------------------------------------------


Net stockholders' equity                      97,322            5,115        71,244              173,681


Commitments and contingencies                      -                -             -                    -
                                         ----------------------------------------------------------------

                                             376,181           71,096        84,980              532,257
                                         ================================================================






See accompanying notes to Unaudited Pro Forma Combined Condensed Consolidated Balance Sheet.


                      WINSLOEW FURNITURE AND SUBSIDIARIES
                      NOTES TO UNAUDITED PRO FORMA COMBINED
                      CONDENSED CONSOLIDATED BALANCE SHEET

The unaudited pro forma combined condensed consolidated balance sheet gives effect to the Acquisition as if it had occurred on March 31, 2001, combining the historical consolidated balance sheet of WinsLoew Furniture as of March 30, 2001 and the historical consolidated balance sheet of Brown Jordan International as of March 31, 2001.

Under purchase accounting, the total purchase price will be allocated to Brown Jordan International's assets and liabilities based on their fair value. Allocations are subject to valuations as of the date of the consummation of the Acquisition. The total purchase price is expected to be allocated to tangible assets and liabilites, and intangible assets, including goodwill. The goodwill is expected to be amortized over 40 years.

The following adjustments have been reflected in the unaudited pro forma combined condensed consolidated balance sheet:
1) Represents the pay off of certain BJI employee loans, netted against payment for stock held by the employees.
2) Represents goodwill of $79,808,000 and $5,541,000 of deferred loan costs recorded in connection with the acquisition.
3) Represents the pay-off of existing BJI short-term debt at the date of acquisition.
4) Represents the extinguishment of the current portion of BJI term debt at the date of acquisition. In addition, includes the recording of the current portion of the new Senior
Credit Facility which includes term debt of $165 million and a revolving line of credit for $60 million.
5) Represents $1.1 million in accrued acquisition related expenses offset by $.4 million reduction of accrued interest expense from existing debt payoff and additional reduction of $1.0 million for the 38% tax effect of the $2.6 million write-off of existing WinsLoew deferred loan costs.
6) Represents the extinguishment of existing WinsLoew revolving and term debt at the date of acquisition. This debt reduction is offset by new term debt of $165 million and initial revolving credit of $35.9 million.
7) Represents the close out of existing BJI common stock in accordance with the purchase method of accounting. In addition, includes the exchange of existing WinsLoew common stock for shares in WinsLoew's parent company WinsLoew Holdings, Inc.
8)To eliminate the equity in BJI and to record issuance of new equity.
9) Represents $2.6 million of write off of existing WinsLoew deferred loan cost, net of tax at 38% and the close out of existing BJI retained earnings in accordance with purchase accounting.
10) Represents the close out of BJI equity in accordance with purchase accounting.
11) Total term and revolving debt of BJI which was paid off on the date of acquisition, including penalties and fees, was $26.2 Million.
12)  Represents the payoff of Preferred Stock.

                       WINSLOEW FURNITURE AND SUBSIDIARIES
                     UNAUDITED PRO FORMA COMBINED CONDENSED
                      CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE THREE MONTH PERIOD ENDED MARCH 31, 2001
                                 (In thousands)

                           Historical
                            WinsLoew     Brown Jordan
                          Furniture, Inc International  Pro Forma
                          Three Months   Three Months    Adjust
                              Ended          Ended
                          Mar 31, 2001   Mar 31, 2001              Ref  Combined
Revenues                       (1)            (2)
Net Sales                        39,718         58,704          -          98,422
                         -----------------------------------------      ----------

Cost and expenses:
Cost of goods sold               24,717         49,440          -          74,157
Selling, general & admin          7,142         11,665     (4,936) (3)     13,871
Amortization                      1,877            108        508  (4)      2,493
                         -----------------------------------------      ----------

Total costs and expenses         33,736         61,213     (4,428)         90,521
                         -----------------------------------------      ----------

Operating income (loss)           5,982         (2,509)     4,428           7,901

Other expense (income):
Interest expenses, net            7,266          1,002        826  (5)      9,094
Other                                 -           (308)       248  (6)        (60)
                         -----------------------------------------      ----------

Total other expense (income)      7,266            694      1,074           9,034
                         -----------------------------------------      ----------

Income (loss) before income      (1,284)        (3,203)     3,354          (1,133)
  taxes
Provision for income taxes         (711)         1,127      1,468  (7)      1,884
                         -----------------------------------------      ----------

Net income (loss)
                                   (573)        (4,330)     1,886          (3,017)
                         =========================================      ==========




See accompanying notes to Unaudited Pro Forma Combined Condensed Consolidated Statements of Operations.

                       WINSLOEW FURNITURE AND SUBSIDIARIES

                 NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
                      CONSOLIDATED STATEMENTS OF OPERATIONS

The unaudited pro forma combined condensed consolidated statement of operations for the three months ended March 31, 2001 gives effect to the Acquisition had it occurred at the beginning of the fiscal year ended December 31, 2000. The following pro forma and adjustments have been reflected in the unaudited pro forma combined condensed consolidated statements of income:

Pro Forma Adjustments:

1) Represents the unaudited results of operations for WinsLoew for the period of January through March 2001.
2) Represents the unaudited results of operations for Brown Jordan
International for the period of January through March 2001.
3) Represents the elimination of Brown Jordan International Holding Company whose expenses will not continue, offset by increased fees paid under the company's management agreement with Trivest, as a result of the acquisition.
4) Represents amortization of goodwill generated in the acquisition, amortized over 40 years. In July 2001, the FASB issued Statement No. 141, Business Combinations, and Statement No. 142, Goodwill and Other Intangible Assets. Statement No. 141 requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001, as well as all purchase method business combinations completed after June 30, 2001. Statement No. 142 will require that goodwill and intangible assets with indefinite useful lives no longer be amortized, but instead tested for impairment at least annually in accordance with the provisions of the statement. The Company is required to adopt the provisions of Statement 141 immediately and Statement 142 effective January 1, 2002. Upon adoption of Statement 142, the Company will be required too reassess the useful lives and residual values of all intangible assets acquired in purchase business combinations, and make any necessary amortization period adjustments by the end of the first interim period after adoption. In addition, to the extent an intangible assets is identified as having an indefinite useful life, the Company will be required to test the intangible asset for impairment in accordance with the provisions of the statement. Any impairment loss will be measured as of the date of adoption and recognized as the cumulative effect of a change in accounting principle in the first interim period. Because of the extensive effort needed to comply with adopting Statement 142, it is not practicable to reasonably estimate the impact of adopting the Statement.
5) Represents additional interest expense on additional debt assumed as a result of the acquisition. In addition, includes additional non-cash amortization of deferred loan costs on new debt.
6) Represents expenses of Brown Jordan International Holding Company, whose expenses will not continue.
7) Represents the tax effect of adjustments 3,5 and 6 at a 38% tax rate.


















                       WINSLOEW FURNITURE AND SUBSIDIARIES

                     UNAUDITED PRO FORMA COMBINED CONDENSED
                      CONSOLIDATED STATEMENT OF OPERATIONS
                                       FOR THE YEAR ENDED DECEMBER 31, 2000
                                 (In thousands)


                               Historical
                                WinsLoew    Brown Jordan  Pro Forma
                              Furniture, IncInternational Adjust
                               Year Ended    Year Ended
                              Dec 31, 2000  Sep 30, 2000               Ref   Combined
Revenues                          (1)           (2)
Net Sales                          188,963       149,665           -           338,628
                             ----------------------------------------        ----------

Cost and expenses:
Cost of goods sold                 110,941       115,512           -           226,453
Selling, general & admin            30,061        23,403      (1,088)  (3)      52,376
Amortization                         6,957           431       2,059   (4)       9,447
                             ----------------------------------------        ----------

Total costs and expenses           147,959       139,346         971           288,276
                             ----------------------------------------        ----------

Operating income (loss)             41,004        10,319        (971)           50,352

Other expense (income):
Interest expenses, net              27,114         2,896       8,348   (5)      38,358
Other                                    2          (709)         73   (6)        (634)
                             ----------------------------------------        ----------

Total other expense (income)        27,116         2,187       8,421            37,724
                             ----------------------------------------        ----------

Income (loss) before income taxes   13,888         8,132      (9,392)           12,628

Provision for income taxes           7,151         3,252      (2,787)  (7)       7,616
                             ----------------------------------------        ----------

Net income (loss)
                                     6,737         4,880      (6,605)            5,012
                             ========================================        ==========


See accompanying notes to Unaudited Pro Forma Combined Condensed Consolidated Statements of operation.







                       WINSLOEW FURNITURE AND SUBSIDIARIES

                 NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
                      CONSOLIDATED STATEMENTS OF OPERATIONS

The unaudited pro forma combined condensed consolidated statement of income for the year ended December 31, 2000 gives effect to the Acquisition had it occurred at the beginning of the fiscal year ended December 31, 2000. The following pro forma and adjustments have been reflected in the unaudited pro forma combined condensed consolidated statements of income:

Pro Forma Adjustments:

1) Represents actual results of operations for WinsLoew for the Year Ended December 31, 2000.
2) Represents actual results of operations for Brown Jordan International for the Year Ended September 30,2000.
3) Represents the elimination of Brown Jordan International Holding Company, whose expenses will not continue, offset by increased fees paid under the Company's management agreement with Trivest, as of a result of the acquisition.
4) Represents amortization of goodwill generated in the acquisition, amortized over 40 years. In July 2001, the FASB issued Statement No. 141, Business Combinations, and Statement No. 142, Goodwill and Other Intangible Assets. Statement No. 141 requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001, as well as all purchase method business combinations completed after June 30, 2001. Statement No. 142 will require that goodwill and intangible assets with indefinite useful lives no longer be amortized, but instead tested for impairment at least annually in accordance with the provisions of the statement. The Company is required to adopt the provisions of Statement 141 immediately and Statement 142 effective January 1, 2002. Upon adoption of Statement 142, the Company will be required too reassess the useful lives and residual values of all intangible assets acquired in purchase business combinations, and make any necessary amortization period adjustments by the end of the first interim period after adoption. In addition, to the extent an intangible assets is identified as having an indefinite useful life, the Company will be required to test the intangible asset for impairment in accordance with the provisions of the statement. Any impairment loss will be measured as of the date of adoption and recognized as the cumulative effect of a change in accounting principle in the first interim period. Because of the extensive effort needed to comply with adopting Statement 142, it is not practicable to reasonably estimate the impact of adopting the Statement.
5) Represents additional interest expense resulting from additional debt assumed under the company's new senior credit facility. In addition, includes a non cash write-off of existing deferred loan costs of $3.1 million, as well as increased deferred loan cost amortization associated with the new senior credit facility.
6) Represents the elimination of Brown Jordan International Holding Company, offset by $.5 million of dividends received from Brown Jordan
International's investee, Leisure Gardens.
7) Represents the tax effect of adjustments 3,5 and 6 at 38%.

















                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


WinsLoew Furniture, Inc.
July 21, 2001

by: /s/ Vincent A. Tortorici, Jr.

Vincent A. Tortorici, Jr.
Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)






























Exhibits

The following exhibits are filed with this Amended Current Report, Form 8-K/A:

Exhibit Number             Exhibit Description

  23.1 Independent Auditors Consent - KPMG

  99.1 Brown Jordan International 1999 and 2000 Audited Financial Statements Brown Jordan International 1999 and 2000 Financial Notes

  99.2 Brown Jordan International 1998 and 1999 Audited Financial Statements Brown Jordan International 1998 and 1999 Financial Notes

  99.3 Brown Jordan International March 2001 Unaudited Financial Statements Brown Jordan International March 2000 Unaudited Financial Statements